UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2019

Spirit AeroSystems Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3801 South Oliver, Wichita, Kansas 67210

(Address of principal executive offices)(zip code)

(316) 526-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed in a Current Report on Form 8-K (“Prior Report”) filed with the Securities and Exchange Commission (the “Commission”) on December 27, 2018, Spirit AeroSystems Holdings, Inc. (the “Company”), through its subsidiary Spirit AeroSystems, Inc. (“Spirit”), entered into a Memorandum of Agreement (the “MOA”), dated December 21, 2018, with The Boeing Company (“Boeing”). The Prior Report stated that the parties agreed to negotiate and execute, by January 31, 2019, such additional documentation as may be necessary or desirable to implement the terms and conditions set forth in the MOA. The information provided in Item 1.01 of the Prior Report is incorporated herein by reference.

On January 30, 2019, Boeing and the Company, through its wholly owned subsidiary, Spirit, executed the following agreements reflecting and implementing the terms of the MOA: Amendment #28 to the Special Business Provisions, as amended, with respect to the B787 program (the “787 Amendment #28”) and Amendment #40 to the Special Business Provisions, as amended with respect to the B737, B747, B767, and B777 programs (“Sustaining Amendment #40”). The material terms of 787 Amendment #28 and Sustaining Amendment #40 are consistent with the description of the MOA’s terms in the Prior Report.

The description in the Prior Report of the material terms of the MOA (and as incorporated by reference with respect to the 787 Amendment #28 and Sustaining Amendment #40) does not purport to be complete and is qualified in its entirety by reference to the full text of the MOA, 787 Amendment #28, and Sustaining Amendment #40 that will be filed as exhibits to the Company’s Annual Report on Form 10-K for the 2018 fiscal year or the Company’s Quarterly Report on Form 10-Q for the first quarter of 2019, as applicable, subject to certain omissions of confidential portions pursuant to requests for confidential treatment that will be filed separately with the Commission.

Item 2.02. Results of Operations and Financial Condition

On February 1, 2019, Spirit AeroSystems Holdings, Inc. (the “Company”) issued a press release announcing the Company’s financial results for the twelve months ended December 31, 2018. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events

On May 1, 2018, the Company and its wholly-owned subsidiary Spirit AeroSystems Belgium Holdings BVBA (“Spirit Belgium”) entered into a definitive agreement (the “Purchase Agreement”) with certain private sellers pursuant to which Spirit Belgium will purchase all of the issued and outstanding equity of S.R.I.F. N.V., the parent company of Asco Industries N.V. (“Asco”) for $650.0 in cash, subject to certain customary closing adjustments, including foreign currency adjustments. One of the closing conditions is receipt of clearance from the European Commission (the “European Commission”). During the scope of the European Commission’s Phase 1 review, the European Commission identified issues that it required to be addressed regarding the transaction. Consequently, on October 26, 2018, the Company withdrew its notification of the transaction from the European Commission in order to address those issues. The withdrawal interrupted the European Commission’s review of the transaction. After several months of addressing the issues, the Company refiled its notification with the European Commission on January 30, 2019, and the European Commission is proceeding with a Phase 1 review of the transaction. While the Company hopes to receive clearance during the first quarter of 2019 and subsequently close the Asco acquisition, there can be no assurances that the Company will receive the clearance of the European Commission or close the Asco acquisition.

Item 9.01. Financial Statements and Exhibits

 (d) Exhibits

Furnished

Exhibit 99.1 — Press Release dated February 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: February 1, 2019	/s/ Jose Garcia
Jose Garcia
Senior Vice President and Chief Financial Officer

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